J.P. Morgan Midwest Energy Infrastructure/MLP 1x1 Forum September 21, 2016 Exhibit 99.1

Forward-Looking Statements 2 Statements contained in this presentation that state management’s expectations or predictions of the future are forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this presentation. These forward-looking statements can generally be identified by the words "anticipates," "believes," "expects," "plans," "intends," "estimates," "forecasts," "budgets," "projects," "could," "should," "may" and similar expressions. These statements reflect our current views with regard to future events and are subject to various risks, uncertainties and assumptions. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see NuStar Energy L.P.’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC and available on NuStar’s website at www.nustarenergy.com. We use financial measures in this presentation that are not calculated in accordance with generally accepted accounting principles (“non-GAAP”) and our reconciliations of non-GAAP financial measures to GAAP financial measures are located in the appendix to this presentation. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures.

NuStar Overview

Two Publicly Traded Companies 4 2% G.P. Interest in NS IPO Date: 4/16/2001 ~13% L.P. Interest in NS Unit Price (9/19/16): $44.85 Incentive Distribution Rights in NS (IDR) Annualized Distribution/Unit: $4.38 ~13% NS Distribution Take Yield (9/19/16): 9.8% IPO Date: 7/19/2006 Market Capitalization: $3.5 billion Unit Price (9/19/16): $24.60 Enterprise Value: $6.6 billion Annualized Distribution/Unit: $2.18 Credit Ratings Yield (9/19/16): 8.9% Moody's: Ba1/Stable Market Capitalization: $1.1 billion S&P: BB+/Stable Enterprise Value: $1.1 billion Fitch: BB/Stable NYSE: NSH NYSE: NS William E. Greehey 9.0 million NSH Units 20.9% Membership Interest Public Unitholders 67.8 million NS Units 86.9% L.P. Interest Public Unitholders 34.0 million NSH Units 79.1% Membership Interest

20 30 40 50 60 70 80 90 100 110 120 0.7 0.8 0.9 1 1.1 1.2 1.3 4/1/2014 11/1/2014 6/1/2015 1/1/2016 C ru d e P ri c e C o v e ra g e R a ti o NS Coverage Ratio Price of Crude One-Times Resilient and Strong Core Operations, No Matter the Price of a Barrel of Crude 5  Although valuations of some MLPs have de-coupled from crude prices – we still believe that our valuation does not yet reflect our solid financial results, stable cash flow and overall stability and strength of our business  Total unitholder return since recent low on January 20, 2016 +83%2, however still down -23%2 from last year’s high on April 30, 2015. Coverage Ratio1 (Trailing Twelve Months) vs Price of Crude (April 2014 – June 2016) 2 – Total unitholder returns as of September 19, 2016. 0.92x 0.98x 1.04x 1.12x 1.12x 1.11x 1.08x 1.12x 1.08x 2Q-14 3Q-14 4Q-14 1Q-15 2Q-15 3Q-15 4Q-15 1Q-16 2Q-16 1 – Please see slides 27-29 for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measure

Large and Diverse Geographic Footprint with Assets in Key Locations Assets:  79 terminals  ~94 million barrels of storage capacity  ~8,700 miles of crude oil and refined product pipelines Corpus Christi, TX – Destination for South Texas Crude Oil Pipeline System St. James, LA – 9.9MM bbls Pt. Tupper, Nova Scotia – 7.8MM bbls Linden, NJ – 4.6MM bbls St. Eustatius – 14.4MM bbls 3.8MM bbls 6

48% 50% Percentage of 2015 Segment EBITDA (for the year ended 12/31/15)  Refined Product Pipelines  Crude Oil Pipelines  Ammonia Pipeline  Refined Product Terminals  Crude Oil Storage Fuels Marketing: 2%  Refined Products Marketing, Bunkering and Crude & Fuel Oil Trading Majority of Segment EBITDA Generated by Fee-Based Pipeline and Storage Segments  Pipeline and Storage segments account for about 98% of 2015 segment EBITDA Storage: 48% Pipeline: 50% 7

2016 Guidance Updates 8 2016 Annual Guidance (2Q Earnings Call1) 2016 Annual Guidance (Revised) 3rd Quarter 2016 Guidance (2Q Earnings Call1) 3rd Quarter 2016 Guidance (Revised) Pipeline Segment EBITDA2 $335 - $355 million $325 - $345 million Lower than 3Q 2015 Lower than 3Q 2015 Storage Segment EBITDA2 $310 - $330 million $330 - $350 million Lower than 3Q 2015 Lower than 3Q 2015 Fuels Marketing Segment EBITDA2 $5 - $20 million $5 - $20 million Slightly higher than 3Q15 Slightly higher than 3Q15 Reliability Capital Spending $35 - $45 million $35 - $45 million Strategic Capital Spending $180 - $200 million $180 - $200 million Earnings Per Unit $0.30 - $0.40 per unit $0.45 - $0.50 per unit 1 - Second quarter 2016 earnings call was held on August 2, 2016 (related materials and non-GAAP information are available on our website at nustarenergy.com) 2 - Please see slides 27-29 for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures * see yellow highlights for revisions

Building on Our Strengths - Stable, Diversified Business Foundation for Future Growth

NuStar

- Contracted fee-based storage and pipeline assets provide stable cash flows
  - Storage terminals effectively full
  - ~75% of pipeline revenues are demand-pull - based on refinery/fertilizer plant feedstock supply or refinery production delivery
  - ~25% of pipeline revenues are Eagle Ford volumes to area refineries or Corpus Christi, TX docks
- ~95% of tariffs are FERC-based, which are adjusted annually for inflation
- Diverse and high-quality customer base composed of large integrated oil companies, national oil companies and refiners

Storage Lease Utilization >90%



97% of
Leasable
Storage
Effectively
Full

Pipeline Revenue – Contract[1] %



95%
Committed1

1 – 95% committed through take or pay contracts or through structural exclusivity (uncommitted lines serving refinery customers with no competition)

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Expect ~$180 to $200 Million of Strategic Spending in 2016 (Dollars in Millions)  Initial 2016 forecast reduced by approximately 50% - moving forward with best and highest return projects  2016 Total Capital Spending, which includes Reliability Capital, is expected to be in the range of $215 to $245 million in 2016 $219 $294 $374 $302 $328 $288 $180 to $200 $43 $101 $316 $143 $0 $100 $200 $300 $400 $500 $600 $700 $800 2010 2011 2012 2013 2014 2015 2016 Forecast Strategic and Other Acquisitions $262 $395 $690 $431 10

Pursuing Pipeline and Storage Opportunities

NuStar



Included in 2016 Spending Guidance
Currently Evaluating
Canada
Construction of ~260M bbls of New Storage in the Central East
Linden Terminal Expansion
West Coast Terminal Expansions
Multiple Expansion Opportunities in the Central East
Expansion of Ammonia Pipeline System
Further Expansion of our South Texas Pipeline System
Mexico
Construction of ~750M bbls of New Storage at St. James
Project to Transport LPGs from the U.S. into Northern Mexico
Further Expansion of our St. James Terminal
St. Eustatius Optimization Project

Strategic Growth Opportunities:

- $1.0 to $1.5 billion[1]
- Focused on developing synergistic, high-return projects

1 – capital spending time horizon is next one to three years.

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$1,031 $350 $450 $300 $250 $365 $403 $57 $0 $250 $500 $750 $1,000 $1,250 2015 2016 2017 2018 2019 2020 2021 2022 2038- 2041 Receivables Financing Sub Notes GO Zone Financing Senior Unsecured Notes Revolver $810 No Debt Maturities until 2018 (LTD Maturity Profile as of June 30, 2016, Dollars in Millions)  Long-term Debt structure 55% fixed rate – 45% variable rate Callable in 2018, but final maturity in 2043 12

Pipeline Segment

14  2016 segment EBITDA should be lower than 2015 as we expect increased volumes on our refined product pipelines to be offset by lower projected Eagle Ford crude volumes. Pipeline Segment Overview Pipeline Segment EBITDA1 ($ in millions) Pipeline Receipts by Commodity TTM as of 6/30/16 *Other includes ammonia, jet fuel, propane, naphtha and light-end refined products 1 – Please see slides 27-29 for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures Crude 43% Gasoline 30% Distillate 17% Other 10% $186 $190 $199 $198 $211 $277 $323 $355 $325 to $345 2008 2009 2010 2011 2012 2013 2014 2015 2016 Forecast

Throughputs in NuStar’s South Texas Crude Oil Pipeline System 15 South Texas Crude Oil Pipeline System:  2016 guidance at contractual minimums (133.5 Mbpd), upside potential with a crude oil price recovery  Billed customers for the equivalent of 143Mbpd and 142Mbpd in 1Q 2016 and 2Q 2016, respectively  Throughput and deficiency agreements with strong, credit-worthy, investment grade customers  Earliest renewal in 3Q 2018 (2-7 years remaining on all contracts) 168 179 218 255 270 290 272 263 238 207 190 190 112 120 149 173 179 190 193 175 161 131 131 130 100 200 300 4Q 2013 Actual 1Q 2014 Actual (Corpus Dock) 2Q 2014 Actual (Phase 1) 3Q 2014 Actual 4Q 2014 Actual 1Q 2015 Actual (Phase 2) 2Q 2015 Actual 3Q 2015 Actual 4Q 2015 Actual 1Q 2016 Actual 2Q 2016 Actual 2016 Estimate Total Eagle Ford Throughputs - Avg. Daily Throughputs (MBPD), Includes South Texas Crude Oil Pipeline System Throughputs South Texas Crude Oil Pipeline System Throughputs into our Corpus Christi North Beach Terminal - Avg. Daily Throughputs (MBPD)

Choke Canyon PL – 12” Laredo PL – 8” Dos Laredo – 8” Valley PL – 6”/8”/10” Pettus South – 10” Houston – 12” Pawnee to Oakville PL – 12” Three Rivers Supply – 12” Corpus-Odem-3R – 8” Oakville to Corpus – 16” Second Phase of Expansion – 12” NuStar’s South Texas Pipeline Presence 16

Working with Pemex to Develop Project to Transport LPGs and Refined Products from the U.S. Into Northern Mexico Laredo PL – 8” Valley PL – 6”/8”/10” Houston – 12” 17  Delays due to organizational changes within Pemex  Originally planned $125 million spend in 2016. Due to project delay, spending reduced to about $10 million in 2016

NuStar Expanding Mid-Continent Pipeline and Terminal Network  Several projects have been completed or are under development with a key customer to increase distillate and propane supply throughout the Upper Midwest for an investment of approximately $70 million  Capital investments to be backed by long- term agreements  Propane supply projects complete and in service.  Construction on remaining projects should be completed by the fourth quarter of 2017 18

Storage Segment

 2016 segment EBITDA expected to benefit from higher renewal rates and increased utilization, which may be partially offset by lower expected Eagle Ford throughput volumes into our Corpus Christi North Beach Terminal as a result of decreased Eagle Ford shale production. 1 – Please see slides 27-29 for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures Storage Segment EBITDA1 ($ in millions) 20 Storage Segment Overview * * adjusted $208 $242 $256 $279 $287 $277 $287 $335 $330 to $350 2008 2009 2010 2011 2012 2013 2014 2015 2016 Forecast

 Piney Point Terminal  5.4 million-barrel storage facility located in Piney Point, Maryland, along the Potomac River  Primary storage capabilities include gasoline, distillates and other clean products  Reactivated due to favorable market economics  Recently signed up storage commitments for 1.8 million barrels  Contract allows customer to take advantage of the contango market structure  First delivery of 189,000 barrels of ULSD arrived on April 21, 2016 21 Piney Point Terminal Back in Service

22 Majority of St. Eustatius Terminal Tankage Recently Leased through 1st Quarter of 2020  St. Eustatius Terminal  14.4 million-barrel storage facility located on the island of St. Eustatius in the Caribbean  Primary storage capabilities include crude oil and fuel oil (as well as other refined products)  Can accommodate ULCCs (ultra large crude carriers)  Recently renewed 5 million barrels and leased an additional 4.5 million barrels of storage  Contract renewal (and additional leased barrels) effective in first quarter 2017, with a three-year lease term  Favorable renewal rates achieved due to current market conditions  Expect to spend approximately $100 million on facility enhancements; strategic capital spending to take place in the second half of 2016 and early 2017 22

Fuels Marketing Segment

Fuels Marketing Segment Benefits Base Business  Segment is composed of:  Refined Products Marketing  Primarily butane blending, which is a consistent and low risk business  Bunkering  Crude & Fuel Oil Trading  Fuels Marketing Segment currently pays Storage Segment approximately $26 million in annual storage fees  For storage otherwise idled or with challenging economics/locale  Represents around 4% of Storage Segment revenues  2016 EBITDA results for the segment are expected to be $5 to $20 million1 24 1 – Please see slides 27-29 for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures

Appendix

Capital Structure (as of June 30, 2016, Dollars in Millions) $1.5 billion Credit Facility $1,031 NuStar Logistics Notes (4.75%) 250 NuStar Logistics Notes (4.80%) 450 NuStar Logistics Notes (6.75%) 300 NuStar Logistics Notes (7.65%) 350 NuStar Logistics Sub Notes (7.625%) 403 GO Zone Bonds 365 Receivables Financing 57 Net unamortized discount and fair value adjustments 23 Deferred Debt (23) Total Long-term Debt $3,206 Total Partners’ Equity 1,490 Total Capitalization $4,696  Availability under $1.5 billion Credit Facility (as of June 30, 2016): ~$453 million  $1,031 million in borrowings and $16 million in Letters of Credit outstanding  Debt to EBITDA1 calculation per Credit Facility of 4.6x (as of June 30, 2016) 26 1 – Please see slides 27-29 for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures

Reconciliation of Non-GAAP Financial Information

NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership's assets and the cash the business is generating and (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions.

Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as the metric for determining the company-wide bonus and the vesting of performance units awarded to management as our board of directors believes DCF appropriately aligns management's interest with our unitholders' interest in increasing distributions in a prudent manner. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.

None of these financial measures are presented as an alternative to net income, or for any period presented reflecting discontinued operations, income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. For purposes of segment reporting, we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the segment reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income to EBITDA for the pipeline segment (in thousands of dollars):

	Year Ended December 31,							
	2008	2009	2010	2011	2012	2013	2014	2015
Operating income	$ 135,086	$ 139,869	$ 148,571	$ 146,403	$ 158,590	$ 208,293	$ 245,233	$ 270,349
Plus depreciation and amortization expense	50,749	50,528	50,617	51,165	52,878	68,871	77,691	84,951
EBITDA	$ 185,835	$ 190,397	$ 199,188	$ 197,568	$ 211,468	$ 277,164	$ 322,924	$ 355,300

The following is a reconciliation of operating income (loss) to EBITDA for the storage segment (in thousands of dollars):

	Year Ended December 31,							
	2008	2009	2010	2011	2012	2013	2014	2015
Operating income (loss)	$ 141,079	$ 171,245	$ 178,947	$ 196,508	$ 198,842	$ (127,484)	$ 183,104	$ 217,818
Plus depreciation and amortization expense	66,706	70,888	77,071	82,921	88,217	99,868	103,848	116,768
EBITDA	$ 207,785	$ 242,133	$ 256,018	$ 279,429	$ 287,059	$ (27,616)	$ 286,952	$ 334,586
Impact from non-cash goodwill impairment charges						304,453		
Adjusted EBITDA						$ 276,837		

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Reconciliation of Non-GAAP Financial Information (continued)

The following is a reconciliation of projected operating income to projected EBITDA for the year ended December 31, 2016 (in thousands of dollars):

	Guidance Provided August 2, 2016			Revised Guidance		
	Pipeline Segment	Storage Segment	Fuels Marketing Segment	Pipeline Segment	Storage Segment	Fuels Marketing Segment
Projected operating income	$ 250,000 - 265,000	$ 195,000 - 210,000	$ 5,000 - 20,000	$ 240,000 - 255,000	$ 215,000 - 230,000	$ 5,000 - 20,000
Plus projected depreciation and amortization expense	85,000 - 90,000	115,000 - 120,000	-	85,000 - 90,000	115,000 - 120,000	-
Projected EBITDA	$ 335,000 - 355,000	$ 310,000 - 330,000	$ 5,000 - 20,000	$ 325,000 - 345,000	$ 330,000 - 350,000	$ 5,000 - 20,000

The following is the non-GAAP reconciliation for the calculation of our Consolidated Debt Coverage Ratio, as defined in our $1.5 billion five-year revolving credit agreement (the Revolving Credit Agreement) (in thousands of dollars):

	For the Four Quarters Ended June 30, 2016
Net income	$ 234,414
Interest expense, net	135,359
Income tax expense	16,361
Depreciation and amortization expense	211,781
EBITDA	597,915
Other income	(1,334)
Mark-to-market impact on hedge transactions (a)	4,474
Material project adjustments (b)	2,774
Consolidated EBITDA, as defined in the Revolving Credit Agreement	$ 603,829
Total consolidated debt	$ 3,205,411
NuStar Logistics' 7.625% fixed-to-floating rate subordinated notes	(402,500)
Proceeds held in escrow associated with the Gulf Opportunity Zone Revenue Bonds	(42,731)
Consolidated Debt, as defined in the Revolving Credit Agreement	$ 2,760,180
Consolidated Debt Coverage Ratio (Consolidated Debt to Consolidated EBITDA)	4.6x

(a) This adjustment represents the unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in net income when the contracts are settled.

(b) This adjustment represents the percentage of the projected Consolidated EBITDA attributable to any Material Project, as defined in the Revolving Credit Agreement, based on the current completion percentage.

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Reconciliation of Non-GAAP Financial Information (continued)

The following is a reconciliation of income from continuing operations to EBITDA from continuing operations and DCF from continuing operations (in thousands of dollars):

	For the Twelve Months Ended								
	Jun. 30, 2014	Sept. 30, 2014	Dec. 31, 2014	Mar. 31, 2015	Jun. 30, 2015	Sept. 30, 2015	Dec. 31, 2015	Mar. 31, 2016	Jun. 30, 2016
Income from continuing operations	$ (139,637)	$ (116,202)	$ 214,169	$ 298,298	$ 295,436	$ 301,335	$ 305,946	$ 236,222	$ 234,414
Interest expense, net	128,196	132,208	131,226	129,901	129,603	130,044	131,868	133,954	135,359
Income tax expense	10,753	14,983	10,801	9,071	10,310	10,281	14,712	15,195	16,361
Depreciation and amortization expense	186,216	188,570	191,708	197,935	202,764	206,466	210,210	210,895	211,781
EBITDA from continuing operations	$ 185,528	$ 219,559	$ 547,904	$ 635,205	$ 638,113	$ 648,126	$ 662,736	$ 596,266	$ 597,915
Equity in (earnings) losses of joint ventures	19,711	11,604	(4,796)	(9,102)	(5,808)	(3,059)	-	-	-
Interest expense, net	(128,196)	(132,208)	(131,226)	(129,901)	(129,603)	(130,044)	(131,868)	(133,954)	(135,359)
Reliability capital expenditures	(35,473)	(29,862)	(28,635)	(30,674)	(29,464)	(32,439)	(40,002)	(39,221)	(44,497)
Income tax expense	(10,753)	(14,983)	(10,801)	(9,071)	(10,310)	(10,281)	(14,712)	(15,195)	(16,361)
Distributions from joint venture	6,398	8,048	7,587	7,721	6,993	4,208	2,500	-	-
Mark-to-market impact of hedge transactions (a)	7,200	(90)	6,125	4,991	(261)	(132)	(5,651)	152	4,474
Unit-based compensation (b)	-	-	-	-	-	-	-	1,086	2,208
Other items (c)	322,044	323,764	19,732	(34,471)	(36,351)	(41,628)	(44,032)	10,110	11,518
DCF from continuing operations	$ 366,459	$ 385,832	$ 405,890	$ 434,698	$ 433,309	$ 434,751	$ 428,971	$ 419,244	$ 419,898
Less DCF from continuing operations available to general partner	51,064	51,064	51,064	51,064	51,064	51,064	51,064	51,064	51,064
DCF from continuing operations available to limited partners	$ 315,395	$ 334,768	$ 354,826	$ 383,634	$ 382,245	$ 383,687	$ 377,907	$ 368,180	$ 368,834
Distributions applicable to limited partners	$ 341,140	$ 341,140	$ 341,140	$ 341,140	$ 341,140	$ 341,140	$ 341,140	$ 341,140	$ 341,140
Distribution coverage ratio (d)	0.92x	0.98x	1.04x	1.12x	1.12x	1.12x	1.11x	1.08x	1.08x

(a) DCF from continuing operations excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF from continuing operations when the contracts are settled.

(b) In connection with the employee transfer from NuStar GP, LLC on March 1, 2016, we assumed obligations related to awards issued under a long-term incentive plan, and we intend to satisfy the vestings of equity-based awards with the issuance of our units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(c) Other items mainly consist of (i) adjustments for throughput deficiency payments and construction reimbursements for all periods presented, (ii) a $56.3 million non-cash gain associated with the Linden terminal acquisition on January 2, 2015 inlcuded in other income in our statements of income and (iii) a non-cash goodwill impairment charge totaling $304.5 million in the fourth quarter of 2013.

(d) Distribution coverage ratio is calculated by dividing DCF from continuing operations available to limited partners by distributions applicable to limited partners.

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